SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                             DEL LABORATORIES, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                             DEL LABORATORIES, INC.
                                  178 EAB PLAZA
                         UNIONDALE, NEW YORK 11556-0178

                                  ------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 2003

                                  ------------
                                                                  April 28, 2003

To the Stockholders:

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DEL LABORATORIES, INC. (the "Corporation"), will be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530 on Wednesday, May 21, 2003, at 10:30 A.M. (local time) to consider the following matters:

           1. To elect two members of the Board of Directors of the Corporation for a term of three years; and

           2. To transact such other business as may properly come before the meeting.

           The Board of Directors has fixed the close of business on April 1, 2003 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be maintained at the Corporation's offices at 178 EAB Plaza, Uniondale, New York 11556-0178, for ten days prior to the meeting.

           Stockholders are cordially invited to attend the meeting. If you are a stockholder of record and plan to attend, please complete and return the enclosed Request for Admission Card. If you are a stockholder whose shares are not registered in your own name and you plan to attend, please request an admission card by writing to Executive Vice President-Chief Financial Officer, Del Laboratories, Inc., 565 Broad Hollow Road, Farmingdale, New York 11735. Evidence of your stock ownership, which you can obtain from your bank, stockbroker, or other nominee holding your shares, must accompany your letter.

           A copy of the Annual Report for the year 2002 is enclosed herewith.

                                            By Order of the Board of Directors,


                                            Gene L. Wexler
                                            SECRETARY

           YOU ARE REQUESTED TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                             DEL LABORATORIES, INC.
                                  178 EAB PLAZA
                         UNIONDALE, NEW YORK 11556-0178

                                  ------------

                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 2003

                                  ------------


           Your proxy is hereby solicited on behalf of the Board of Directors of Del Laboratories, Inc., a Delaware corporation (the "Corporation"), for use at the 2003 Annual Meeting of Stockholders, to be held on Wednesday, May 21, 2003 at 10:30 A.M. at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530, and at any adjournments or postponements thereof. The purposes of the meeting are as set forth herein and in the accompanying Notice of Annual Meeting. It is anticipated that these materials will be mailed on or about April 28, 2003 to all stockholders entitled to vote at the Annual Meeting.

           A proxy in the accompanying form, which is properly executed, duly returned to the Board of Directors and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Annual Meeting, the proxy will be voted FOR such matter. Each stockholder who has executed a proxy and returned it to the Board of Directors may revoke the proxy by notice in writing to the Secretary of the Corporation, by executing a later proxy or by attending the Annual Meeting in person and requesting the return of the proxy, in any case at any time prior to the voting of the proxy. The cost of the solicitation of proxies will be paid by the Corporation. In addition to the solicitation of proxies by the use of the mails, directors, officers and employees of the Corporation may, without additional compensation therefor, solicit proxies either personally, by telephone or by facsimile. The Corporation will, upon request, reimburse banks, brokers and other nominees for their reasonable expenses incurred in handling proxy materials for beneficial owners.

           The Board of Directors has fixed the close of business on April 1, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding 9,142,004 shares of common stock, par value $1.00 per share ("Common Stock"), which are the only securities of the Corporation entitled to be voted at the meeting. Each share of Common Stock entitles the holder thereof to one vote. One-third of all shares of Common Stock issued and outstanding and entitled to vote constitutes a quorum. Election of directors is by plurality vote, with the two nominees receiving the highest vote totals to be elected as directors of the Corporation. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors.

           An abstention will be counted as present for purposes of determining the existence of a quorum, but will have the practical effect of a negative vote. In the event of a broker non-vote, the proxy will be counted as present for the purpose of determining the existence of a quorum, but will not be deemed present and entitled to vote for purposes of determining the total number of shares of which a majority is required to approve such other business as may properly come before the meeting, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated.

           If a stockholder is a participant in the Corporation's Employee Stock Ownership Plan (the "ESOP"), the participant will receive, with respect to the number of shares held for his or her account under the ESOP on the Record Date, a separate card which will serve as a voting instruction to the Trustee of the Employee Stock Ownership Trust, a trust that holds the shares acquired for the ESOP, with respect to shares held for the participant's account. Unless the card is signed and returned, shares held in the participant's account under the ESOP will be voted in the same proportion as the shares for which signed cards are returned by other participants.

           Attendance at the Annual Meeting will be limited to stockholders as of the Record Date, their authorized representatives and guests of the Corporation. Admission will be by admission card only. For stockholders of record who wish to obtain an admission card, please complete and return the enclosed Request for Admission Card. Beneficial owners with shares held through an intermediary, such as a bank or stockbroker, should request admission cards by writing to Executive Vice President-Chief Financial Officer, Del Laboratories, Inc., 565 Broad Hollow Road, Farmingdale, New York 11735, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain admission cards in advance may obtain them upon verification of ownership at the Annual Meeting. Admission cards may be issued to others at the discretion of the Corporation.


                        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

           The following table sets forth information as to each person who, to the knowledge of the Corporation, as of the Record Date, was the beneficial owner of more than 5% of the issued and outstanding Common Stock:

                                                    AMOUNT AND        NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIAL         PERCENT
OR IDENTITY OF GROUP                               OWNERSHIP (1)     OF CLASS(4)
--------------------                               -------------     -----------

Dan K. Wassong ..................................  3,025,862 (2)(3)      30.5%
Del Laboratories, Inc.
178 EAB Plaza
Uniondale, New York

Martin E. Revson ................................  1,212,457 (2)         13.3%
P.O. Box 386
Stanfordville, New York

Del Laboratories, Inc.
   Employee Stock Ownership Plan ................    536,351               5.9%
178 EAB Plaza
Uniondale, New York


------------

(1) Except as noted below, each beneficial owner has sole voting power and sole investment power.

(2) Mr. Wassong and Mr. Revson each granted the other a right of first refusal to purchase certain of his shares in the event one of them wishes to dispose of such shares or upon his death, notwithstanding which each has the right to dispose of a limited number of shares in any period of 12 consecutive months.

(3) Includes 1,911,532 shares owned individually by Mr. Wassong, 250,000 shares owned by a grantor retained annuity trust for the benefit of Mr. Wassong, 782,154 shares issuable upon exercise of options (which are exercisable within 60 days) held by Mr. Wassong and 82,176 shares held for Mr. Wassong's account under the ESOP as of December 31, 2002.

(4)  Based on 9,142,004 shares outstanding on April 1, 2003.

DIRECTORS AND EXECUTIVE OFFICERS

           The following table sets forth certain information, as of the Record Date, regarding the beneficial ownership of Common Stock by (i) each director of the Corporation (other than Mr. Wassong and Mr. Revson, information with respect to each of whom is presented above), (ii) each of the four most highly-compensated executive officers of the Corporation during 2002 (other than Mr. Wassong) and (iii) all directors and executive officers as a group:

                                                          COMMON STOCK OWNED AS OF
                                                               APRIL 1, 2003
                                                          ------------------------
                                                             AMOUNT AND
                                                             NATURE OF
                                                             BENEFICIAL      PERCENT
                                                            OWNERSHIP(1)    OF CLASS
                                                            ------------    --------
    OUTSIDE DIRECTORS
Robert A. Kavesh .........................................      19,182         0.2%
Steven  Kotler ...........................................     105,183(2)      1.2%
Marcella Maxwell .........................................         212          (3)

    EXECUTIVE OFFICERS
Harvey P. Alstodt ........................................     138,586(4)      1.5%
Charles J. Hinkaty .......................................     350,836(5)      3.8%
William McMenemy .........................................     179,507(6)      2.0%
Enzo  Vialardi ...........................................      39,974(7)      0.4%

    ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
(11 persons) .............................................   5,114,020(8)     50.3%

(1) Except as noted below, each beneficial owner has sole voting power and sole investment power.

(2) Includes 1,981 shares of Common Stock owned by Mr. Kotler's wife, 181 shares owned by a pension trust for the benefit of Mr. Kotler and 2,598 shares owned by a family foundation which Mr. Kotler may be deemed to control.

(3) Less than 0.1%.

(4) Includes 44,002 shares which Mr. Alstodt may acquire through exercise of options currently outstanding and 7,524 shares held for Mr. Alstodt's account under the ESOP as of December 31, 2002.

(5) Includes 105,831 shares which Mr. Hinkaty may acquire through exercise of options currently outstanding and 8,827 shares held for Mr. Hinkaty's account under the ESOP as of December 31, 2002. Mr. Hinkaty is also a director of the Corporation.

(6) Includes 26,732 shares which Mr. McMenemy may acquire through exercise of options currently outstanding and 22,894 shares held for Mr. McMenemy's account under the ESOP as of December 31, 2002.

(7) Includes 25,567 shares which Mr. Vialardi may acquire through exercise of options currently outstanding and 334 shares held for Mr. Vialardi's account under the ESOP as of December 31, 2002.

(8) Includes (i) 1,015,683 shares which such persons have rights to acquire through the exercise of options currently outstanding, (ii) 123,491 shares held for the accounts of such executive officers and directors under the ESOP as of December 31 2002, (iii) 250,000 shares owned by a grantor retained annuity trust for the benefit of Mr. Wassong, (iv) 1,981 shares owned by Mr. Kotler's wife,
(v) 181 shares held by a pension trust for the benefit of Mr. Kotler, and (vi) 2,598 shares owned by a family foundation which Mr. Kotler may be deemed to control.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Each director and executive officer of the Corporation and persons owning more than 10% of the Corporation's equity securities is required by
Section 16(a) of the Securities Exchange Act of 1934, as amended, to report to the Securities and Exchange Commission, by a specified date, his or her beneficial ownership of, or transactions in, the Corporation's equity securities. To the Corporation's knowledge (based solely on a review of the copies of such reports furnished to the Corporation), all of the Corporation's directors, executive officers and owners of greater than 10% of the Corporation's equity securities timely made all required filings, except that William McMenemy failed to report 26 sale transactions totalling 13,500 shares on a timely basis.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

           The Corporation's Restated Certificate of Incorporation provides that the Board of Directors shall consist of a minimum of three directors and a maximum of ten directors, with the number to be fixed by the Board of Directors and such number to be divided into three classes that will be nearly as equal as possible. The Board currently consists of six directors, two of whom are designated as members of Class I, one of whom is designated as members of Class II and three of whom are designated as members of Class III. The term of office of each class of directors is three years, with one class of directors expiring each year in rotation so that one class is elected at each annual meeting.

           Two directors for Class I are to be elected at the Annual Meeting and, when elected, will serve until the Annual Meeting of Stockholders for 2006 and until the election and qualification of their successors.

           It is the intention of the Board of Directors to nominate at the Annual Meeting the individuals whose names are set forth in Class I below for election to the Board of Directors for a three-year term. In the event that any of such nominees for election at the Annual Meeting should become unavailable for election for any reason, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominee as the Board of Directors may designate. The proxies in the accompanying form, duly returned to the Board of Directors, can only be voted for the two directors to be elected at the Annual Meeting.

INFORMATION CONCERNING DIRECTORS

           The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each nominee and each director of the Corporation (i) his or her name and age; (ii) his or her principal occupation, including positions or offices held with the Corporation, at present and for the past five years; (iii) the year in which he or she began to serve as a director; and (iv) the class of director to which he or she belongs.

                                     CLASS I
                       (TO SERVE UNTIL THE ANNUAL MEETING
                            OF STOCKHOLDERS FOR 2006)
                  TWO DIRECTORS ARE TO BE ELECTED TO THIS CLASS

NAME AND AGE              PRINCIPAL OCCUPATION OR EMPLOYMENT                            DIRECTOR SINCE
------------              ----------------------------------                            --------------
Martin E. Revson (92)     Private investor since August 1992; Chairman of the               1963
                          Board of the Corporation from July 1963 to August 1992

Dan K. Wassong (72)       President and Chief Executive Officer of the Corporation;         1968
                          Chairman of the Board of the Corporation since August 1992



                                    CLASS II
                      (TO SERVE UNTIL THE ANNUAL MEETING OF
                             STOCKHOLDERS FOR 2004)
                  NO DIRECTORS ARE TO BE ELECTED TO THIS CLASS

NAME AND AGE              PRINCIPAL OCCUPATION OR EMPLOYMENT                            DIRECTOR SINCE
------------              ----------------------------------                            --------------

Charles J. Hinkaty (53)   Vice President of the Corporation and President of Del            1986
                          Pharmaceuticals, Inc. since 1985



                                    CLASS III
                       (TO SERVE UNTIL THE ANNUAL MEETING
                            OF STOCKHOLDERS FOR 2005)
                  NO DIRECTORS ARE TO BE ELECTED TO THIS CLASS

NAME AND AGE              PRINCIPAL OCCUPATION OR EMPLOYMENT                            DIRECTOR SINCE
------------              ----------------------------------                            --------------

Robert A. Kavesh (75)     Marcus Nadler Professor of Finance and Economics,                 1976
                          Emeritus, Stern School of Business, New York University

Steven Kotler (56)        Vice-Chairman, Gilbert Global Equity Capital since May            1987
                          2000; Co-Chairman, Schroder & Co., Inc. from 1999 to
                          May 2000; President and Chief Executive Officer,
                          Schroder & Co., Inc., 1996 to 1999

Marcella Maxwell (65)     Director of Development and Public Affairs, Miracle               1994
                          Makers, Inc., since February 1995


----------

      Mr. Wassong is a director of Moore Medical Corp. Mr. Kotler is also a director of Moore Medical Corp. Mr. Wassong resigned as a director of Southern Union Company as of November 5, 2002. Mr. George Lindemann, the Chairman and Chief Executive Officer of Southern Union Company, resigned as a director of the Company as of August 8, 2002. Dr. Kavesh is a director of 31 mutual funds managed by the investment firm of Neuberger Berman.

MEETINGS AND COMMITTEES OF THE BOARD

           The Board of Directors of the Corporation held four meetings during 2002.

           The Board of Directors currently has three committees, an Audit Committee, a Compensation Committee and a Human Resources Committee. The Corporation has no standing nominating committee or any committee performing similar functions. The Board of Directors determines nominees for election to the Board.

           The Audit Committee, which is comprised of Mr. Kotler (Chair), Dr. Kavesh and Dr. Maxwell, recommends to the Board of Directors the engaging of the independent auditors, reviews with the independent auditors the scope and results of the audit engagement, reviews the independence of auditors and considers the range of audit and non-audit fees. It held three meetings in 2002. The Board of Directors of the Company has determined that Mr. Kotler qualifies as an "audit committee financial expert", as such term is defined under the rules and regulations of the Securities and Exchange Commission. The members of the Audit Committee are "independent", as defined in Section 121(A) of the American Stock Exchange's listing standards.

           The Compensation Committee, comprised of Mr. Kotler (Chair) and Dr. Kavesh, establishes the compensation of the Chief Executive Officer and reviews on a periodic basis existing and proposed compensation plans, programs and arrangements for executive officers and other employees, and administers the Corporation's stock-based incentive plans. It held two meetings in 2002

           The Human Resources Committee is comprised of Dr. Maxwell (Chair) and Mr. Kotler. The Human Resources Committee deals with all aspects of employee benefits, complaints, employment practices and other matters involving the welfare of employees and prospective employees of the Corporation (other than negotiation of collective bargaining agreements and individual contracts of employment and other matters expressly reserved for action by the Compensation Committee). This Committee held no meetings during 2002. However, the Committee received and reviewed written quarterly human resources reports from the Corporation.

           No director attended fewer than 75% of the aggregate number of meetings of the Board and all committees on which such director served in 2002, except for Mr. Lindemann, who attended two out of three Board meetings before resigning as of August 8, 2002.

DIRECTORS' COMPENSATION

           Directors of the Corporation who are not employees of the Corporation receive an annual retainer of $25,000. In addition, committee fees are paid at the rate of $1,500 per meeting for the Chair and $1,000 per meeting for other members.

RECOMMENDATION OF BOARD OF DIRECTORS

           The Board of Directors recommends a vote FOR election as directors in Class I the nominees identified above. Those nominees who receive the two highest numbers of votes for their election as directors will be elected.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

           The following table sets forth information with respect to the compensation for the years 2002, 2001 and 2000 of the Corporation's Chief Executive Officer and each of the four other most highly compensated executive officers in 2002 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE
                                                                                      LONG TERM
                                                                                     COMPENSATION
NAME AND PRINCIPAL POSITION                     ANNUAL COMPENSATION              SECURITIES UNDERLYING   ALL OTHER
                                         YEAR      SALARY              BONUS          OPTIONS          COMPENSATION (1)
Dan K. Wassong . . . . . . . . . . . .   2002     $805,478         $1,932,000       242,007            $478,639
Chairman, President And                  2001      774,478          1,500,000       104,436             511,366
Chief Executive Officer                  2000      744,690            800,000       223,258             542,541

Charles J. Hinkaty . . . . . . . . . .   2002      373,849            325,000        99,606              30,953
Vice President and President of          2001      359,470            290,000        83,321              10,524
Del Pharmaceuticals, Inc.                2000      346,275            160,000        19,294              11,035

Harvey P. Alstodt . . . . . . . . . . .  2002      368,750            450,000        24,328              49,992
Executive Vice President, Sales          2001      315,125            350,000        49,409              53,274
Cosmetics Division, North America        2000      298,000            160,000        19,294              13,217

William McMenemy . . . . . . . . . . .   2002      376,250            450,000        139,212             40,341
Executive Vice President, Marketing      2001      342,500            350,000        41,303              42,772
Cosmetics Division, North America        2000      298,000            160,000        33,987              12,110

Enzo J. Vialardi . . . . . . . . . . .   2002      319,930            450,000        19,425              9,128
Executive Vice President,                2001      294,120            350,000        20,397              9,092
Chief Financial Officer                  2000      284,450            150,000        19,294              8,994

(1) Includes for each Named Executive Officer (i) the dollar amount of all contributions made by the Corporation and all shares allocated to the account of such officer in 2002, 2001 and 2000 under the ESOP. The amounts contributed and allocated, calculated based on the closing price of the Common Stock on December 31, 2002 were as follows: Mr. Wassong-- $1,710, Mr. Hinkaty $1,710, Mr. Alstodt-- $1,710, Mr. McMenemy-- $1,710 and Mr. Vialardi-- $1,710, (ii) the insurance premiums paid in each year in respect of such officer under the Corporation's Executive Medical Reimbursement Plan (in 2002, the amounts paid were as follows: Mr. Wassong-- $7,418, Mr. Hinkaty-- $6,974, Mr. Alstodt-- $7,418, Mr. McMenemy -- $6,974, Mr. Vialardi -- $7,418); and (iii) the dollar value (calculated in accordance with SEC guidelines) of thE premiums paid by the Corporation with respect to "split dollar" life insurance policies maintained by the Corporation for certain of such officers (in 2002, the amounts were as follows: Mr. Wassong -- $72,489, Mr. Hinkaty -- $30,953, Mr. Alstodt -- $49,992, MR. McMenemy -- $40,341). Also includes for Mr. Wassong indebtedness owed by him to the Corporation which was forgiven in each year ($195,335 in 2002) and related tax gross-up ($201,687 in 2002). See "Description of Employment Agreements" and "Certain Transactions" below.

STOCK OPTION GRANTS AND RELATED INFORMATION

                     STOCK OPTION GRANTS DURING 2002

        The following table sets forth for each of the Named Executive Officers information regarding individual grants of options during the year ended December 31, 2002 and the present value of these options on their grant date.

                              NUMBER OF
                              SECURITIES         % OF TOTAL OPTIONS
                              UNDERLYING         GRANTED TO EMPLOYEES    EXERCISE OF        EXPIRATION             GRANT DATE
NAME                          OPTIONS GRANTED    IN FISCAL Y EAR         BASE PRICE         DATE             PRESENT VALUE (2)
Dan K. Wassong . . . . . .      74,328             9.9%                    $21.333            4/12/09          $     656,316
                               125,679            16.8%                    $23.429            4/25/09          $   1,214,059
                                42,000 (1)         5.6%                    $20.943            7/17/12          $     429,240

Charles J. Hinkaty . . . .      30,969             4.1%                    $16.857            3/13/09          $     216,761
                                49,212             6.6%                    $24.286            5/8/09           $     496,549
                                19,425 (1)         2.6%                    $20.943            7/17/12          $     198,524

Harvey P. Alstodt . . . .       4,903              0.7%                    $16.286            3/15/09          $     33,389
                                19,425 (1)         2.6%                    $20.943            7/17/12          $     198,524

William McMenemy . . . . .      23,895             3.2%                    $15.352            1/8/09           $     151,015
                                45,134             6.0%                    $21.333            4/12/09          $     398,533
                                37,614             5.0%                    $22.600            6/24/09          $     346,049
                                19,425 (1)         2.6%                    $20.943            7/17/12          $     198,524
                                10,906             1.5%                    $22.143            10/29/09         $     93,028
                                 2,238             0.3%                    $21.650            12/23/09         $     18,754

Enzo J. Vialardi . . . . ..     19,425 (1)         2.6%                    $20.943            7/17/12          $     198,524

(1) Options which expire on July 17, 2012, have an exercise price equal to the fair market value of a share of Common Stock on the date of grant, expire ten years from the date of grant and vest in one-third annual increments commencing one year after the date of grant. Each of the other options granted are replacement options and expire seven years from the date of grant with one-third annual vesting commencing one year after the date of grant.

(2) These amounts were determined using the modified Black-Scholes option pricing model. The assumptions underlying the Black-Scholes value include
     (a) expected volatility based upon the Company's stock price; (b) the risk-free rate (the seven year Treasury bond rate on date of grant for the options which expire on July 17, 2012, and the five year Treasury bond rate for the reload options); (c) projected dividend yield of 0%; (d) a seven year expected period to exercise for options which expire on July 17, 2012, and a five year expected period to exercise for the replacement options; and (e) a discount rate of 5% per annum during the vesting schedule for the options (one-third vesting on each anniversary of the date of grant for all options). The following table shows the factors used to value the options above (by option expiration date):


                              EXPECTED         RISK-FREE        DIVIDEND
EXPIRATION DATE               VOLATILITY       RATE             YIELD

January 8, 2009               39.10%           4.35%            0.00%
March 13, 2009                39.10%           4.60%            0.00%
March 15, 2009                39.10%           4.73%            0.00%
April 12, 2009                39.10%           4.50%            0.00%
April 25, 2009                39.10%           4.41%            0.00%
May 8, 2009                   39.10%           4.59%            0.00%
June 24, 2009                 39.10%           4.10%            0.00%
July 17, 2012                 39.10%           4.36%            0.00%
October 29, 2009              39.10%           2.80%            0.00%
December 23, 2009             39.10%           2.91%            0.00%

                     OPTION EXERCISES AND YEAR-END OPTION VALUES

           The following table sets forth information with respect to the Named Executive Officers concerning the exercise of stock options during 2002 and unexercised stock options held as of December 31, 2002

                                                                           NUMBER OF                          VALUE OF
                                                                           SECURITIES UNDERLYING              UNEXERCISED
                                                                           UNEXERCISED                        IN-THE-MONEY
                                                                           OPTIONS AT                         OPTIONS
                                                                           DEC. 31, 2002                      DEC. 31, 2002
                                 SHARES ACQUIRED       VALUE               EXERCISABLE/                       EXERCISABLE/
NAME                             ON EXERCISE           REALIZED (1)        UNEXERCISABLE                      UNEXERCISABLE (2)
------------------               ---------------       ------------        ----------------------        -----------------------
Dan K. Wassong                   303,696               $ 3,996,132         762,041 / 386,052             $4,493,610 / $1,465,763
Charles J. Hinkaty               110,864               1,019,861           95,508 / 161,585                 451,148 /    496,935
Harvey P. Alstodt                6,431                 39,112              84,302 / 63,699                  405,518 /    313,945
William McMenemy                 162,599               1,310,045           18,767 / 178,078                      0  /    427,514
Enzo J. Vialardi                 0                     0                   25,567 / 39,454                  197,403 /    201,935

(1) The value realized is determined by multiplying the number of shares acquired by the closing market price of the Common Stock on the date of exercise, less the aggregate exercise price for said options.

(2) Based upon the closing price of the Common Stock on December 31, 2002 ($20.20 per share), less the exercise price for the aggregate number of shares subject to the options.

PENSION BENEFITS

           The following table shows the sum of the annual pension benefits payable to the Named Executive Officers under the Pension Plan and the annual SERP benefits assuming retirement at age 65 with election of a benefit payable as a life annuity in various remuneration and years of service classifications:

                                                     ANNUAL BENEFITS
FINAL AVERAGE                        YEARS OF CREDITED SERVICE AT RETIREMENT (2)
COMPENSATION (1)            15                    20                25                   30
$    75,000              $ 13,500             $ 18,000           $ 22,500             $ 27,000
$    100,000             $ 18,000             $ 24,000           $ 30,000             $ 36,000
$    150,000             $ 27,000             $ 36,000           $ 45,000             $ 54,000
$    200,000             $ 36,000             $ 48,000           $ 60,000             $ 72,000
$    300,000             $ 54,000             $ 72,000           $ 90,000             $ 108,000
$    400,000             $ 72,000             $ 96,000           $ 120,000            $ 144,000
$    500,000             $ 90,000             $ 120,000          $ 150,000            $ 180,000 (3)
$    600,000             $ 108,000            $ 144,000          $ 180,000 (3)        $ 216,000 (3)
$    800,000             $ 144,000            $ 192,000 (3)      $ 240,000 (3)        $ 288,000 (3)
$    900,000             $ 162,000 (3)        $ 216,000 (3)      $ 270,000 (3)        $ 324,000 (3)
$    1,000,000           $ 180,000 (3)        $ 240,000 (3)      $ 300,000 (3)        $ 360,000 (3)
$    1,100,000           $ 198,000 (3)        $ 264,000 (3)      $ 330,000 (3)        $ 396,000 (3)

(1) The Pension Plan benefits are based on the highest five consecutive years out of the final ten years of employment before normal retirement date. The SERP benefits are currently based on the yearly compensation for 1996, except for Mr. Vialardi which is based on 1999. The compensation for 1996 for Messrs. Wassong, Hinkaty, Alstodt and McMenemy was $1,334,091, $387,957, $395,604 and $396,509
respectively. The compensation for 1999 for Mr. Vialardi was $368,100.

(2) Messrs. Wassong, Hinkaty, Alstodt, McMenemy, and Vialardi have, respectively, 37, 18, 17, 37 and 5 years of credited service under the Pension Plan.

(3) The benefits payable under the Pension Plan are currently limited to $160,000, which is the maximum currently allowable under the Internal Revenue Code of 1986, as amended (the "Code"). Any pension benefit payable in excess of the maximum permitted by the Code would, if applicable, be payable under the SERP.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           Dan K. Wassong sets the salaries and recommends the bonuses, subject to Compensation Committee review and approval, of Named Executive Officers other than himself.

DESCRIPTION OF EMPLOYMENT AGREEMENTS

DAN K. WASSONG

           Dan K. Wassong, Chairman of the Board, President and Chief Executive Officer of the Corporation, is party to an amended and restated employment agreement with the Corporation dated as of July 1, 1999 (the "Agreement"). The Agreement provides for Mr. Wassong's full time employment until December 31, 2008 at an annual base salary of not less than $723,000. In addition, Mr. Wassong may receive bonuses under the Corporation's Amended and Restated Annual Incentive Plan (the "Annual Incentive Plan"). The Corporation shall reimburse Mr. Wassong for reasonable legal and accounting fees which he may incur in connection with the preparation and periodic review of his estate plan, tax planning, tax returns, the Agreement and related employment arrangements. Upon termination of the Agreement except for death, disability or cause, Mr. Wassong shall have the right, but not the obligation, to serve as a consultant to the Corporation for a period of five years. During such time as he serves as a consultant, Mr. Wassong will be paid an annual amount equal to 60% of his base salary at the time of termination of the Agreement. In addition, during that time, Mr. Wassong will be entitled to continue to participate in the Corporation's medical reimbursement program or to receive substantially equivalent medical insurance coverage, and Mr. Wassong will be provided, at the Corporation's expense, with an office, support and secretarial services and use of an automobile and chauffeur.

           The Agreement also provides for payment, upon Mr. Wassong's termination for any reason other than cause, of deferred compensation (the "Deferred Compensation") based on one month of compensation at the Adjusted Compensation Rate (i.e., an annual rate of compensation equal to the base annual salary in effect at the date of termination plus 110% of the previous year's bonus) for each year of Mr. Wassong's employment by the Corporation since 1965. The Deferred Compensation shall be paid over the same number of months as the number of years of Mr. Wassong's employment by the Corporation, except that if Mr. Wassong dies during the term of this Agreement, the Deferred Compensation shall be paid to his designated beneficiary over a period of six months. In addition to the Deferred Compensation, in the event the Agreement is terminated without cause, Mr. Wassong will also receive a lump sum payment equal to his base annual salary at the time of termination multiplied by the greater of (i) the number of years remaining in the term of the Agreement and (ii) four years.

           Under the Agreement, the Corporation consolidated loans made to Mr. Wassong in 1984, 1988 and 1990. As of April 1, 2003, the outstanding principal balance of the loan to Mr. Wassong was $642,250 (the "Existing Balance"). The Existing Balance is to be repaid, with interest at the rate of 6% per annum, with a principal payment of $140,000 on January 20 of each year through 2007 and a final payment of $82,250 on January 20, 2008, provided that each payment of principal and interest will be forgiven when due unless Mr. Wassong has been terminated for cause. The Corporation may, at its option, forgive additional amounts in excess of the scheduled principal and interest payments in any year. During 2002, $140,000 of principal and $55,335 of interest were forgiven by the Corporation. Whenever the Corporation forgives any principal or interest owed by Mr. Wassong, the Corporation has agreed to pay to him such additional payment (a "Gross-Up Payment") in an amount such that, after payment by Mr. Wassong of all federal, state and local taxes and excise taxes, if any, including any such taxes imposed on the Gross-Up Payment, Mr. Wassong retains an amount of the Gross-Up Payment equal to such taxes imposed on the principal and interest forgiven. Mr. Wassong's indebtedness must be secured by shares of Common Stock of the Corporation having a market value equal to not less than 110% of the principal amount of the Existing Balance then outstanding. If Mr. Wassong's employment is terminated for cause, the Existing Balance shall be repaid in accordance with the annual payment schedule described above, without any forgiveness of principal or interest.

           The Corporation has agreed to grant to Mr. Wassong options to purchase 40,000 shares of Common Stock each year during his employment by the Corporation. The annual grant of 40,000 stock options is in addition to any other options granted to replace shares of stock of the Corporation sold by Mr. Wassong to pay the exercise price on options exercised. All such options, as well as any options held by Mr. Wassong pursuant to the Amended and Restated 1994 Stock Plan (the "1994 Stock Plan") shall be transferrable pursuant to whatever actions are required to be taken by the Compensation Committee. The Corporation has agreed to loan, or cause to be loaned, to Mr. Wassong (to the extent permitted by applicable law) amounts sufficient to enable him to (i) exercise options and rights to purchase shares of Common Stock heretofore or hereafter granted to him and (ii) pay any applicable federal, state and local income taxes incurred by him as a result of the exercise of such options and rights. Mr. Wassong also has been granted certain rights for the registration of shares for public offering under the Securities Act of 1933, as amended

           During 1993, the Corporation purchased $4,000,000 of life insurance policies payable on the death of Mr. Wassong. Under the terms of a Life Insurance Agreement by and among the Corporation and a trust established for the purpose of owning the policies, the policies are subject to a "split dollar" arrangement under which the Corporation will receive, upon Mr. Wassong's death, an amount equal to the premiums paid by the Corporation, without interest. The Corporation has agreed to pay all premiums due in respect of such insurance policies (and any additional policies that may be required to be purchased in order to provide an aggregate death benefit of no less than $4,000,000). In addition, in certain circumstances, the Corporation is required to pay additional premiums to assure that the amount payable to Mr. Wassong's beneficiaries will be no less than $2,000,000. The annual premium under the policies is $170,363; it is anticipated that the annual premium will be required to be paid until 2005, at which time it is estimated that the policies will be fully paid up (although the period of time over which the premiums will be required to be paid may vary depending upon the investment performance of the insurers and other factors). Pursuant to the Life Insurance Agreement, the Corporation will continue to be obligated to pay the premiums during Mr. Wassong's employment with the Corporation and following termination of his employment, unless termination is a result of a discharge for cause. Amounts payable to Mr. Wassong's beneficiaries upon his death pursuant to the policies purchased under the Life Insurance Agreement are in addition to benefits payable pursuant to the Corporation's general life insurance coverage available to all employees.

           Mr. Wassong may elect to terminate the Agreement and receive all of the compensation and benefits described above upon the occurrence of certain events, including the following: (a) he is not elected and continued as a director of the Corporation and appointed Chairman of the Board of Directors, President and Chief Executive Officer; (b) his office is relocated outside of the Greater Metropolitan Area of New York City; (c) the sale by the Corporation of all or substantially all of its assets and business or a merger of the Corporation as a result of which the shareholders of the Corporation prior to the merger will own less than a majority of the company surviving such merger; and (d) a change in control (defined as the acquisition, directly or indirectly, by any individual, corporation or group, other than persons who are members of the Board of Directors, of more than 40% of the voting power of the Corporation's common stock).

OTHER NAMED EXECUTIVE OFFICERS

          The Corporation is party to an employment agreement with Charles J. Hinkaty, Vice President and President of Del Pharmaceuticals, Inc., for a term expiring on December 31, 2006. Under the employment agreement, Mr. Hinkaty's annual rate of compensation shall not be less than $377,478. If Mr. Hinkaty is terminated without cause, he is entitled to receive severance at his then current salary for the longer of the remaining term of his employment agreement or 24 months.

           The Corporation is party to an employment agreement with Harvey Alstodt, Executive Vice President, Sales-Cosmetics Division, North America, for a term expiring on June 30, 2005. Under the employment agreement, Mr. Alstodt's annual rate of compensation shall not be less than $320,000. If Mr. Alstodt is terminated without cause, he is entitled to receive severance at his then current salary for the longer of the remaining term of his employment agreement or 24 months.

           The Corporation is party to an employment agreement with William McMenemy, Executive Vice President, Marketing-Cosmetics Division, North America, for a term expiring on December 31, 2005. Under the employment agreement, Mr. McMenemy's annual rate of compensation shall not be less than $350,000. If Mr. McMenemy is terminated without cause, he is entitled to receive severance at his then current salary for the longer of the remaining term of his employment agreement or 36 months.

           The Corporation is party to an employment agreement with Enzo Vialardi, Executive Vice President, Chief Financial Officer, for a term expiring on April 1, 2006. Under the employment agreement, Mr. Vialardi's annual rate of compensation shall not be less than $349,125. If Mr. Vialardi is terminated without cause, he is entitled to receive severance at his then current salary for the longer of the remaining term of his employment or 24 months.

CHANGE IN CONTROL AGREEMENTS

          The Company has entered into Change in Control Agreements with Mr. Alstodt, Mr. McMenemy, Mr. Vialardi and Mr. Hinkaty. If, after a Change in Control (as defined in such agreements), the executive's employment is terminated under certain circumstances, the executive will be entitled to receive, in eighteen equal monthly payments, an amount equal to the Executive's base compensation times the number of months equal to the greater of (i) the balance of the Executive's employment agreement with the Company, or (ii) in the case of Mr. Alstodt, 24 months, in the case of Mr. McMenemy, 36 months, in the case of Mr. Vialardi, 24 months, and in the case of Mr. Hinkaty, 24 months.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

           As discussed below, the Compensation Committee considers a variety of factors in arriving at the compensation paid to the Corporation's executive officers. No specific weighting was assigned by the Compensation Committee to any of the factors considered in determining the remuneration paid to the Chief Executive Officer and the other Named Executive Officers for 2002.

GENERAL POLICIES

           The Corporation's executive compensation program is intended to provide a competitive total compensation package that enables the Corporation to attract and retain key executives and that focuses executive behavior on the fulfillment of both short-term (i.e., annual) and long-term business objectives and strategies. The key components of the Corporation's executive compensation program are base salary, annual incentive compensation and stock options. In addition, with respect to Dan K. Wassong, the Corporation's Chief Executive Officer, consideration is given to forgiveness of indebtedness to the Corporation which Mr. Wassong has incurred in the past in connection with his exercise of stock options, which forgiveness is provided for under his employment agreement (as amended) on an annual basis through 2008 and which is deemed to be valuable to the Corporation by enabling and encouraging him to have a substantial position as a stockholder of the Corporation.

           In determining compensation for its executive officers, the Corporation generally seeks to remain competitive with compensation levels for executives of companies of comparable size and profitability engaged in the health and beauty business.

           Base salaries for each of the Named Executive Officers are (subject to contractually stipulated minimums) based upon past and expected future performance of the executive, the executive's responsibilities with the Corporation and salaries for similar executive positions in companies that are competitive with, and comparable in size to, the Corporation (including a number of companies in addition to those reflected in the peer group index used in the stock performance graph appearing below). The base salary of the Chief Executive Officer is determined by the Compensation Committee. The base salaries of all other Named Executive Officers are fixed by the Chief Executive Officer, subject to review by the Compensation Committee. During 2002, the maximum increase in base salary for any of the Named Executive Officers was approximately 20%. Annual incentive compensation for each Named Executive Officer has been linked, generally, to overall corporate performance and/or the performance of a particular subsidiary or other business unit for which the executive may have responsibility, but has also included a subjective assessment of the officer's success in fulfilling the duties and responsibilities of his position.

           Commencing in 1994, incentive compensation for each Named Executive Officer in any year has been established under the Annual Incentive Plan, pursuant to which the Compensation Committee establishes performance objectives for use in determining all or a portion of amounts payable to such persons. The Compensation Committee also has the discretion to award bonus payments to executive officers in addition to or in lieu of amounts authorized under the Annual Incentive Plan.

           The principal mechanism for rewarding executives for long-term performance has been the grant of stock options under the Corporation's stock-based incentive plans. The plan currently employed by the Corporation for this purpose is the 1994 Stock Plan. Under the 1994 Stock Plan, the Compensation Committee may grant to executive officers and other key employees stock options, as well as other stock-based awards, including restricted stock grants, deferred stock and performance-based stock awards. To date, awards under the 1994 Stock Plan have consisted only of stock options. Under the terms of the 1994 Stock Plan, all grants of stock options must be made at no less than market value, so that the person receiving options will benefit from appreciation of the price of the stock to the same extent as other stockholders.

COMPENSATION FOR CHIEF EXECUTIVE OFFICER

           Mr. Wassong's salary and bonus are determined in accordance with the same general standards applied to other executives as outlined above. In determining Mr. Wassong's 2002 base salary, the Committee considered the financial results of the Company in 2002 as well as Mr. Wassong's individual performance. In 2002, Mr. Wassong's base salary was increased to $805,477, a 4.0% increase. During 2002, $140,000 of principal and $55,335 of interest of Mr. Wassong's indebtedness to the Corporation was forgiven in accordance with his employment agreement. Mr. Wassong also received a Gross-Up Payment of $201,687 in connection with the forgiveness of indebtedness. See "Executive Compensation-Description of Employment Agreements" for a description of the Gross-Up Payment made to Mr. Wassong.

STOCK OPTIONS

           Generally, stock options are granted to officers based upon the officer's ability to influence the Corporation's long-term growth and profitability. The Compensation Committee receives recommendations from the Chief Executive Officer concerning option grants for executive officers other than himself. All options have been granted at exercise prices which are not less than the fair market value of the Common Stock on the date of grant. Options to purchase a total of 524,578 shares were granted to the Corporation's Named Executive Officers during 2002, including options to purchase 242,007 shares granted to Mr. Wassong. 404,878 of the options granted to the Named Executive Officers in 2002 were granted to replace shares utilized by such persons to satisfy the exercise prices of options previously granted to them by the Corporation (or the tax liability arising therefrom).

                             COMPENSATION COMMITTEE
                                  Steven Kotler
                                Robert A. Kavesh

                              INDEPENDENT AUDITORS

           KPMG LLP, Certified Public Accountants, is the Corporation's independent auditor and has served in such capacity since 1968. The Audit Committee of the Board of Directors has appointed KPMG for the current fiscal year. A representative of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will respond to appropriate questions.

          The aggregate fees billed for professional services by KPMG LLP in 2002 and 2001 for various services were:

TYPE OF FEES                               2002             2001

Audit Fees (1)                          $ 514,000        $ 406,000
Audit-Related Fees (2)                     57,000           42,000
Tax Fees (3)                              120,000           89,000
Total                                   $ 691,000        $ 537,000

(1) Audit fees consisted of professional services rendered for the audit of the Corporation's annual consolidated financial statements, and the quarterly reviews of the consolidated financial statements included in the Corporation's Forms 10-Q.

(2) Audit-related fees consisted principally of professional services rendered for the audit of the financial statements of the Corporation's ESOP, two pension plans and 401(k) plan.

(3) Tax fees consisted principally of professional services rendered in connection with tax compliance and reporting.

AUDIT COMMITTEE REPORT

          The Audit Committee of the Board of Directors is composed of three directors, each of whom is independent as defined in the American Stock Exchange listing standards. The members of the Audit Committee are Steven Kotler (Chair), Dr. Robert A. Kavesh and Dr. Marcella Maxwell.

           The Audit Committee reviews the Corporation's financial reporting process on behalf of the Board of Directors. The Committee has adopted a written charter which has been approved by the Board of Directors, and which was included as Exhibit A to the Corporation's 2001 Proxy Statement. The Committee has adopted a Code of Ethics for its senior financial officers, including the Chief Executive Officer, Chief Financial Officer, Controller, Treasurer and Financial Reporting Officer. The Code of Ethics was included as Exhibit 14.1 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. The 2001 Proxy Statement and the 2002 Annual Report on Form 10-K may be accessed through the Securities and Exchange Commission web site at www.sec.gov/edgar/searchedgar/webusers.htm. The Committee has reviewed and discussed the Corporation's audited consolidated financial statements with management, which has primary responsibility for the financial statements. KPMG LLP, the Corporation's independent auditors for 2002, is responsible for expressing an opinion on the conformity of the Corporation's audited consolidated financial statements with accounting principles generally accepted in the United States of America. The Committee has discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (COMMUNICATION WITH AUDIT COMMITTEES), as amended by Statement on Auditing Standards No. 90 (AUDIT COMMITTEE COMMUNICATIONS). KPMG LLP has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No.1 (INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES), and the Committee discussed with KPMG LLP that firm's independence. The Committee also considered whether KPMG's provision of non-audit services to the Corporation is compatible with KPMG's independence.

           Based on the consideration referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for 2002. The foregoing report is provided by the following independent directors, who constitute the Audit Committee:

Steven A. Kotler (Chairman) Dr. Robert A.
Kavesh Dr. Marcella Maxwell

                             STOCK PERFORMANCE GRAPH

           The following graph charts the total stockholder return over a five-year period commencing on December 31, 1997, with respect to an investment in Common Stock as compared to the Russell 2000 Index and a peer group of companies selected by the Corporation for purposes of comparison (the "Peer Group"). The Peer Group consists of Helen of Troy Limited, NBTY, Inc., Playtex Products, Inc. and Applica Incorporated. Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect stock market capitalization.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                          AMONG DEL LABORATORIES, INC.,
                    THE RUSSELL 2000 INDEX AND A PEER GROUP

                                                               Year End                                              Compound
                      ----------------------------------------------------------------------------------------        Annual
                         1997           1998          1999            2000           2001            2002           Return Rate
                      ------------   ------------   -----------    ------------   ------------   -------------    -------------

Del Laboratories, Inc.       $100.0        $82.9         $27.1           $33.9          $57.9           $80.5        -4.25%
Peer Group                    100.0         87.1          98.2            49.2           83.3            95.4        -0.95%
Russell 2000 Index **         100.0         97.8         118.6           115.2          118.2            94.0        -1.22%

----------------------------------------------------------------------

* Peer group includes Helen of Troy Limited, NBTY, Inc., Playtex Products, Inc. and Applica Incorporated. Carter-Wallace has been removed from the peer group due to the acquisition of the company in 2001.

** The Russell 2000 Index replaces the S&P Midcap Consumer Products Index, which is no longer shown for comparison as it was discontinued in December 2001.

OTHER BUSINESS

           The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies which have been properly executed. If any matters not set forth in the Notice of Annual Meeting are properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

           We currently intend to hold our next annual meeting in May 2004. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for inclusion in the proxy materials for the 2004 Annual Meeting of Stockholders must be received at the Corporation's offices at 178 EAB Plaza, Uniondale, New York 11556-0178 by December 30, 2003 (the one hundred twentieth (120th) day prior to the first anniversary of the date of this proxy statement).

           In addition, shareholder proposals to be submitted outside of Rule 14a-8, as described above, for consideration at the next annual meeting of shareholders, but not to be included in the Company's proxy materials must be received by the Company, at the address set forth above, on or before March 14, 2004 in order to be considered timely. Those persons designated as proxies by the Company will have discretionary voting authority with respect to any shareholder proposal for which the Company did not receive timely notice.

                                              By Order of the Board of Directors

                                              Gene L. Wexler Secretary

Uniondale, New York
April 28, 2003

                      This page intentionally left blank.

                             DEL LABORATORIES, INC.
                                  178 EAB PLAZA
                         UNIONDALE, NEW YORK 11556-0178



                                                         Mark Here
                                                         for Address
                                                         Change or      [    ]
                                                         Comments
                                                         PLEASE SEE REVERSE SIDE




1. ELECTION OF DIRECTORS

     FOR all nominees          WITHHOLD AUTHORITY     01 DAN K. WASSONG AND 02 MARTIN E. REVSON
     listed to the right       to vote for all
     (except as withheld in    nominees listed        (INSTRUCTION: To withhold authority to vote for any individual
     the space provided)       to the right            nominee, write that nominee's name in the space provided below.)


                                                      -----------------------------------------------------------------
                                                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.



                                                            PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.
                                                            When shares are held by joint tenants, both should
                                                            sign. When signing as attorney, executor, administrator,
                                                            trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by an
                                                            authorized officer. If a partnership, please sign in
                                                            partnership name by an authorized person.

                                                            DATED: ________________________________, 2003

                                                            --------------------------------------------
                                                                           Signature

                                                            --------------------------------------------
                                                                      Signature if held jointly

                                                            PLEASE MARK, SIGN, DATE AND RETURN THIS CARD
                                                            PROMPTLY USING THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------------------------------------------------

                                                   FOLD AND DETACH HERE












                             DEL LABORATORIES, INC.

                                     PROXY

            Annual Meeting of Stockholders, Wednesday, May 21, 2003

           The undersigned stockholder of DEL LABORATORIES, INC., a Delaware corporation, hereby appoints Gene L. Wexler and Enzo Vialardi, either of them voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of Common Stock of Del Laboratories, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York, 11530 on Wednesday May 21, 2003, at 10:30 A.M. (local time) or any adjournment thereof, in accordance with the instructions on the reverse side.

           In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED ON THE REVERSE SIDE OF THIS CARD.

                          (CONTINUED ON REVERSE SIDE)

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


                                                         Mark Here
                                                         for Address
                                                         Change or      [    ]
                                                         Comments
                                                         PLEASE SEE REVERSE SIDE




1. ELECTION OF DIRECTORS

     FOR all nominees          WITHHOLD AUTHORITY     01 DAN K. WASSONG AND 02 MARTIN E. REVSON
     listed to the right       to vote for all
     (except as withheld in    nominees listed        (INSTRUCTION: To withhold authority to vote for any individual
     the space provided)       to the right            nominee, write that nominee's name in the space provided below.)


                                                      -----------------------------------------------------------------
                                                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.



                                                            PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.
                                                            When shares are held by joint tenants, both should
                                                            sign. When signing as attorney, executor, administrator,
                                                            trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by an
                                                            authorized officer. If a partnership, please sign in
                                                            partnership name by an authorized person.

                                                            DATED: ________________________________, 2003

                                                            --------------------------------------------
                                                                           Signature

                                                            --------------------------------------------
                                                                      Signature if held jointly

                                                            PLEASE MARK, SIGN, DATE AND RETURN THIS CARD
                                                            PROMPTLY USING THE ENCLOSED ENVELOPE.

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              DEL LABORATORIES, INC. EMPLOYEE STOCK OWNERSHIP PLAN

                        CONFIDENTIAL VOTING INSTRUCTIONS

           INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             Annual Meeting of Stockholders, Wednesday, May 21, 2003

           The undersigned hereby instructs the Trustee of the Del Laboratories, Inc. Employee Stock Ownership Plan ("ESOP") to vote all shares of Common Stock of Del Laboratories, Inc. allocated to the undersigned's account under the ESOP at the Annual Meeting of Stockholders of said corporation to be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York, 11530 on May 21, 2003, at 10:30 A.M. (local time) or any adjournment thereof, in accordance with the instructions on the reverse side (or, if no instructions are given, "FOR" all nominees listed on the reverse side of this card.)





                          (CONTINUED ON REVERSE SIDE)

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